SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.  20549


                                     FORM 8-K

                                   CURRENT REPORT
                       Pursuant to Section 13 or 15(d) of the
                          Securities Exchange Act of 1934



Date of Report (date of earliest event reported): August 12, 2002



                             THE MONARCH CEMENT COMPANY
              (exact name of registrant as specified in its charter)



          KANSAS                          0-2757               48-0340590
(state or other jurisdiction            Commission          (I.R.S. employer
of incorporation or organization        file number        identification no.)


         P.O. BOX 1000, HUMBOLDT, KANSAS                     66748-0900
    (address of principal executive offices)                 (zip code)


Registrant's telephone number, including area code:  (620) 473-2222




                        (former name, former address and former
                       fiscal year, if changed since last report)




Item 4.  Changes in Registrant's Certifying Accountant

     On August 12, 2002, the audit committee of The Monarch Cement Company (the "Company"), approved the appointment of BKD, LLP ("BKD") to serve as the Company's independent auditors for the year ending December 31, 2002. The Company previously reported on Form 8-K filed May 15, 2002, the appointment of KPMG LLP ("KPMG") to serve as the Company's independent auditors for the year ending December 31, 2002; however, the Company never engaged KPMG to perform the 2002 audit. The appointment of BKD is effective August 12, 2002.

     The decision not to engage KPMG was not due to any disagreement with KPMG on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     The Company provided KPMG with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of KPMG's letter, dated August 12, 2002, stating their agreement with the above statements.

     During the years ended December 31, 2001 and 2000 and through August 12, 2002, the Company did not consult BKD with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.


Item 7 - Financial Statements and Exhibits

         (c)  Exhibits.

              16 - Letter from KPMG to the Securities and Exchange Commission dated August 12, 2002.


                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        The Monarch Cement Company


Date    August 12, 2002                 /s/ Lyndell G. Mosley
                                        Lyndell G. Mosley, CPA
                                        Chief Financial Officer and
                                        Assistant Secretary-Treasurer





Exhibit 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

August 12, 2002

Dear Sir/Madam:

We have read Item 4 included in the Form 8-K dated August 12, 2002, of The Monarch Cement Company to be filed with the Securities and Exchange Commission and are in agreement with the statements contained in the first two paragraphs of Item 4, except that we are not in a position to agree or disagree with the first and last sentence of the first paragraph.

Very truly yours,

/s/ KPMG LLP
KPMG LLP